Exhibit 3.1.1

Dean Heller
Secretary of State                                        Entity#
254 Norht Carson Street, Suite 1                          E0345292006-9
Carson City, Nevada 89701-4299                            Document Number:
(776) 684 5706                                            20060732130-24
Website:  secretaryofstate.biz                            Date Filed:
                                                          11/13/2006 7:15:47 AM
Certificate of Amendment                                  In the office of
(Pursuant to NRS 78.380)                                  Dean Heller
                                                          Dean Heller
                                                          Secretary of State

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
               (Pursuant to NRS 78.380 - Before Issuance of Stock)

1.   Name of Corporation:
     RITE TIME MINING, INC.
     FILE#E0345292006-9

2. The articles have been amended as follows (provide article numbers, if available): ARTICLE IV: SHARES OF STOCK

          Section 4.01 Number and Class. The amount of the total authorized capital stock of this corporation shall be increased to Seventy-Five Million (75,000,000) shares with a par value of $0.001 designated as Common.

3. The undersigned declare that they constitute AT LEAST TWO-THIRDS of the INCORPORATORS [ ] or of the board of DIRECTORS [X] (check one box only)

4. Effective date of filing (optional): (must be no later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock at the corporation has been issued.

6.   Signature

     /s/ Linda Farrell
     ------------------------------                 ----------------------------
           Signature                                        Signature

* If more than two signatures, attach an 8 1/2 x 11 plain sheet with additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.